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                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                                 CONTACT:  Carol Porter
                                                                440-248-7171


                 PARK VIEW FEDERAL APPOINTS THREE NEW EXECUTIVES

SOLON -- NOVEMBER 12, 2009 -- Park View Federal Savings Bank announces the appointments of James Nicholson to Chief Financial Officer, Lonnie Shiffert to Executive Vice President of Lending, and Jane Grebenc to Executive Vice President of Retail Banking.

"I am delighted to announce the addition of these high quality professionals," said Robert J. King, Jr., Park View's President and Chief Executive Officer. "Jim, Jane and Lonnie add significant strength to our management team and will position Park View to deal with our current challenges as well as future growth opportunities. Their arrival bodes well for the future of Park View."

Mr. Nicholson brings over 25 years of experience to Park View Federal and a unique combination of knowledge in both the financial and operational areas of banking. Most recently, he served as Regional Chief Operating Officer of the Akron/Canton Region for Huntington Bank. Prior to Huntington, Nicholson held the role of Executive Vice President and Chief Operating Officer of Unizan Financial Corp., and President/CEO and Chief Financial Officer of Unizan Bank, N.A. He held this position for four years until Unizan's acquisition by Huntington Bank in 2006. He then served as Regional President, Chief Operating Officer and Executive Vice President of the Eastern Ohio Region of Huntington Bank where he was responsible for general management of the region's 32 offices along with the integration of Unizan and Huntington.

Mr. Shiffert joins Park View Federal with over 25 years of commercial real estate and mortgage banking experience, including more than 20 years in an executive lending role, having served as Senior Vice President of Commercial Real Estate at Sky Bank, Fifth Third Bank and Provident Bank. He also had experience with Bank One where he held the position of Vice President of Commercial Real Estate. He most recently served as Senior Vice President and Manager of Commercial Real Estate at Citizens Bank.

Ms. Grebenc comes to Park View Federal with over 25 years of banking experience, most recently serving as Executive Vice President of KeyCorp's Wealth Segment. Prior to Key, Ms. Grebenc had a long career with National City, holding leadership positions in Retail Banking, Marketing, Loan Operations, and Private Client Group. In her new role at Park View Federal, Ms. Grebenc will oversee the bank's branch network and its consumer products and services. She will be responsible for researching and developing new market opportunities along with in-branch retail operations.

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Mr. Nicholson holds a bachelor's degree in Accounting from Muskingum University and a CPA certificate in the State of Ohio. He serves his community as a member of the Fund Development and Planned Giving Committees for Mercy Medical Center and the Young Leaders Society for United Way of Stark County. He is the Investment Committee Chair and a member of the Finance and Endowment Committees for North Canton Faith United Methodist Church.

Mr. Shiffert holds a bachelor's degree in Business Administration from the University of Toledo. He is a member of the National Association of Industrial/Office Providers (NAIOP) and the Home Builders Association of NE Ohio. He also serves as the Director of the Finance Committee at Strongsville United Methodist Church and is a member of the Strongsville Rotary Club.

Ms. Grebenc received a bachelor's degree from John Carroll University and an MBA from Case Western Reserve University. She is a long-time Cleveland resident and is actively involved in the community serving on the Board of Trustees for several nonprofit organizations including the American Red Cross, The Cleveland Sight Center, The Gathering Place and the Holden Arboretum.

Park View Federal is a wholly-owned subsidiary of PVF Capital Corp. and operates 17 full-service offices located throughout the Greater Cleveland area. For additional information, visit our web site at www.myparkview.com.

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Act of 1995 or the Securities and Exchange Commission in its rules, regulations and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectation regarding important risk factors including, but not limited to, real estate values and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that results expressed therein will be achieved.

PVF Capital Corp.'s common stock trades on the NASDAQ Capital Market under the symbol PVFC.

Contact Carol Porter, Marketing Director, Park View Federal Savings Bank, 30000 Aurora Road, Solon, Ohio 44139. Ph: 440-248-7171. Fax: 440-914-3658.